Exhibit 99.1

Laird Superfood Reports Third Quarter 2023 Financial Results

Net sales returns to growth; gross margin exceeds 30%.

Boulder, Colorado – November 8, 2023 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the "Company", “we”, and “our”), today reported financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

●	Net sales of $9.2 million compared to $7.7 million in the prior quarter, and $8.8 million in the prior year period.

●

Wholesale contributed 47% of total net sales and increased by 42.8% year-over-year, driven by distribution gains in the natural and conventional channels, seasonal program expansion in club, pricing actions, as well as velocity improvements behind new packaging and the re-branding campaign launched earlier this year.

●

E-commerce contributed 53% of total net sales and decreased 16.6% year-over-year driven by a planned 19% media spend reduction across the Amazon and direct-to-consumer ("DTC") channels. Amazon sales were negatively impacted by inventory out-of-stocks related to the previously discussed quality issue experienced in Q1. This out-of-stock issue was fully resolved by the end of the third quarter of 2023. The decline in DTC was due to media spend reduction, which was partially offset by an increase in our subscription sales which grew 21% sequentially as a percentage of DTC sales.

●

Gross margin was 31.0%, compared to 24.3% in the second quarter of 2023 and 23.4% in the prior year period. This 758-basis point margin expansion from the prior year period was driven by the transition to a variable cost third-party co-manufacturing business model, partially offset by incremental trade spend intended to drive growth in the retail channel, specifically around innovation expansion, awareness, and trial.

●

Net loss was $2.7 million, or $0.28 per diluted share compared to net loss of $3.5 million, or $0.38 per diluted share, in the second quarter of 2023 and net loss of $5.7 million, or $0.63 per diluted share, in the prior year period. The improvement is driven by gross margin expansion, lower marketing and general and administrative spend (G&A).

●

Adjusted net loss, which is a non-GAAP financial measure, was $2.8 million, or $0.30 per diluted share in the third quarter of 2023, compared to $3.3 million, or $0.36 per diluted share in the second quarter of 2023 and $5.6 million, or $0.61 per diluted share in the prior year period. This sequential and prior year improvement was driven by significantly expanded gross margins and lower marketing and G&A spend. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Jason Vieth, Chief Executive Officer, commented, "Our significantly improved Q3 results are the natural outcome of continued progress against our strategic initiatives and toward our goal of breakeven profitability. Over the past year, we successfully completed a full reboot of our operations, moving us to a significantly more flexible, more profitable supply chain. As predicted, our gross margin exceeded 30% in the quarter and we don’t expect to look back. At the same time, we have executed the transition from an ecommerce business with a small amount of wholesale sales to a business that is nearly 50-50% split across those two channels. Our strong growth in wholesale is now outweighing the planned declines in the online business, which propelled us to positive year over year sales growth for the first time since the first quarter of 2022."

Anya Hamill, Chief Financial Officer, commented, "I am pleased to report that in the third quarter we have achieved gross margin above 30%, representing a 758-basis point improvement over the same period during the prior year and a 671-basis point improvement sequentially versus Q2 2023. This margin expansion was driven by the continued optimization of our supply chain model based on the strategic actions we took last year as well as new and improved liquid creamer formulation implemented in the third quarter. Cost of goods sold improved by 21% as a percentage of gross sales which translates to nearly 15 points of gross margin in the third quarter versus the same period last year. This margin improvement was partially offset by stepped-up trade investment into promotional and product placement activities to drive growth in our wholesale channel. Beginning in Q4 of this year, we expect to begin pulling back the increased trade spend, which we expect to result in margin expansion as we see the benefit of our supply chain transformation and other planned margin-driving initiatives. Q3 net loss of $2.7 million was the lowest in the Company’s post-IPO history, driven by gross margin expansion and significant reductions in marketing and G&A spend. Our Q3 G&A spend was $2.2 million lower than the same quarter last year, demonstrating the strong progress that we have made in managing costs and pushing the business towards breakeven profitability in future quarters."

	Three Months Ended September 30,
	2023		2022
	$	% of Total	$	% of Total
Coffee creamers	$ 5,795,991	63%	$ 4,716,650	53%
Hydration and beverage enhancing supplements	1,726,512	19%	1,061,136	12%
Harvest snacks and other food items	1,747,873	19%	1,935,812	22%
Coffee, tea, and hot chocolate products	1,990,013	22%	1,455,888	16%
Other	132,319	1%	437,210	5%
Gross sales	11,392,708	124%	9,606,696	108%
Shipping income	214,982	2%	289,505	3%
Returns and discounts	(2,427,909)	(26)%	(1,051,356)	(11)%
Sales, net	$ 9,179,781	100%	$ 8,844,845	100%

E-commerce	4,842,389	53%	5,808,186	66%
Wholesale	4,337,392	47%	3,036,659	34%
Sales, net	$ 9,179,781	100%	$ 8,844,845	100%

	Nine Months Ended September 30,
	2023		2022
	$	% of Total	$	% of Total
Coffee creamers	$ 15,550,157	62%	$ 14,866,032	55%
Hydration and beverage enhancing supplements	3,395,671	14%	3,815,346	14%
Harvest snacks and other food items	5,345,915	21%	5,336,043	20%
Coffee, tea, and hot chocolate products	5,932,745	24%	4,840,215	18%
Other	287,001	1%	1,094,924	4%
Gross sales	30,511,489	122%	29,952,560	111%
Shipping income	778,051	3%	829,107	3%
Returns and discounts	(6,272,730)	(25)%	(3,922,803)	(14)%
Sales, net	$ 25,016,810	100%	$ 26,858,864	100%

E-commerce	13,409,443	54%	16,410,956	61%
Wholesale	11,607,367	46%	10,447,908	39%
Sales, net	$ 25,016,810	100%	$ 26,858,864	100%

Balance Sheet and Cash Flow Highlights

The Company had $7.4 million of cash, cash equivalents, and restricted cash as of September 30, 2023, and no outstanding debt.

Net cash used in operating activities was $3.5 million for the third quarter of 2023, compared to $1.4 million in the second quarter of 2023 and $3.6 million in the prior year period. The increase in cash burn in the third quarter of 2023 relative to the second quarter was due to planned inventory build to meet stepped up demand in the retail and club channels and the timing of accounts receivable collections.

Net cash used in operating activities was $10.9 million year to date in 2023, compared to $11.1 million year to date in 2022. The reduction in cash burn was driven by the realization of the operating efficiencies gained from the transition to the variable cost co-manufacturing model and the related reductions in overhead and administrative costs offset in part by our Sisters, Oregon exit and disposal costs incurred in the first quarter of 2023.

2023 Outlook

We expect fourth quarter net sales to be in the range of $8.5 million to $9.0 million, and gross margins in the mid-to-high thirties, excluding any one-time extraordinary charges.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company's products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative Marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our Marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

trousseau@lairdsuperfood.com

LAIRD SUPERFOOD, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales, net	$ 9,179,781	$ 8,844,845	$ 25,016,810	$ 26,858,864
Cost of goods sold	(6,332,624)	(6,773,029)	(18,419,709)	(21,259,300)
Gross profit	2,847,157	2,071,816	6,597,101	5,599,564
General and administrative
Impairment of goodwill and long-lived assets	—	—	—	8,126,426
Other expense	2,208,213	4,383,868	7,822,834	10,721,611
Total general and administrative expenses	2,208,213	4,383,868	7,822,834	18,848,037
Research and product development	40,123	115,077	206,313	335,377
Sales and marketing
Advertising	1,137,488	1,832,172	3,454,485	5,191,374
Related party marketing agreements	141,712	19,500	435,084	52,750
Other expense	2,106,690	1,539,185	5,423,541	5,871,375
Total sales and marketing expenses	3,385,890	3,390,857	9,313,110	11,115,499
Total operating expenses	5,634,226	7,889,802	17,342,257	30,298,913
Operating loss	(2,787,069)	(5,817,986)	(10,745,156)	(24,699,349)
Other income (expense)	132,185	79,777	452,288	(77,008)
Loss before income taxes	(2,654,884)	(5,738,209)	(10,292,868)	(24,776,357)
Income tax expense	—	—	(13,172)	(5,774)
Net loss	$ (2,654,884)	$ (5,738,209)	$ (10,306,040)	$ (24,782,131)
Net loss per share:
Basic	$ (0.28)	$ (0.63)	$ (1.11)	$ (2.71)
Diluted	$ (0.28)	$ (0.63)	$ (1.11)	$ (2.71)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,337,789	9,178,533	9,279,541	9,136,071

LAIRD SUPERFOOD, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$ (10,306,040)	$ (24,782,131)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	235,025	846,356
Stock-based compensation	818,647	284,980
Provision for inventory obsolescence	1,260,580	342,178
Impairment of goodwill and other long-lived assets	—	8,126,426
Other operating activities, net	398,052	527,740
Changes in operating assets and liabilities:
Accounts receivable	(937,876)	(417,670)
Inventory	(1,958,157)	1,061,152
Prepaid expenses and other current assets	1,061,879	2,242,703
Operating lease liability	(94,679)	(556,597)
Accounts payable	810,908	(62,080)
Accrued expenses	(2,217,484)	1,253,566
Net cash from operating activities	(10,929,145)	(11,133,377)
Cash flows from investing activities
Proceeds from sale of investment securities available-for-sale	—	8,513,783
Other investing activities, net	567,459	467,373
Net cash from investing activities	567,459	8,981,156
Cash flows from financing activities	(23,066)	121,090
Net change in cash and cash equivalents	(10,384,752)	(2,031,131)
Cash, cash equivalents, and restricted cash, beginning of period	17,809,802	23,049,234
Cash, cash equivalents, and restricted cash, end of period	$ 7,425,050	$ 21,018,103
Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange for operating lease liabilities	$ 344,382	$ 5,285,330
Supplemental disclosures of non-cash investing activities
Receivable from sale of assets held-for-sale included in other current assets at the end of the period	$ 126,268	$ —
Receivable from sale of assets held-for-sale included in accrued expenses at the end of the period	$ —	$ 28,240
Settlement recovery from business interruption claims included in other current assets	$ 158,429	$ —
Amounts reclassified from accumulated other comprehensive loss	$ —	$ 61,016
Amounts reclassified from property, plant, and equipment to fixed assets held-for-sale	$ —	$ 947,394
Amounts reclassified from property, plant, and equipment to intangible assets	$ —	$ 153,691
Purchases of equipment included in deposits at the beginning of the period	$ —	$ 372,507

LAIRD SUPERFOOD, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
	As of
	September 30, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents, and restricted cash	$ 7,425,050	$ 17,809,802
Accounts receivable, net	2,186,645	1,494,469
Inventory, net	6,552,571	5,696,565
Prepaid expenses and other current assets, net	1,436,035	2,530,075
Total current assets	17,600,301	27,530,911
Noncurrent assets
Property and equipment, net	138,604	150,289
Fixed assets held-for-sale	—	800,000
Intangible assets, net	1,136,953	1,292,118
Related party license agreements	132,100	132,100
Right-of-use assets	386,118	133,922
Total noncurrent assets	1,793,775	2,508,429
Total assets	$ 19,394,076	$ 30,039,340
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$ 1,869,458	$ 1,080,267
Accrued expenses	4,059,799	6,295,640
Related party liabilities	56,574	16,500
Lease liabilities, current portion	129,274	59,845
Total current liabilities	6,115,105	7,452,252
Long-term liabilities
Lease liabilities	278,418	76,076
Total long-term liabilities	278,418	76,076
Total liabilities	6,393,523	7,528,328
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 9,709,347 and 9,343,643 issued and outstanding at September 30, 2023, respectively; and 9,576,117 and 9,210,414 issued and outstanding at December 31, 2022, respectively.	9,344	9,210
Additional paid-in capital	119,432,281	118,636,834
Accumulated deficit	(106,441,072)	(96,135,032)
Total stockholders’ equity	13,000,553	22,511,012
Total liabilities and stockholders’ equity	$ 19,394,076	$ 30,039,340

Non-GAAP Financial Measures

In this press release, we report adjusted net loss, and adjusted net loss per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Management uses these adjusted metrics to evaluate financial performance because they allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information may also be useful to investors to compare the Company’s results period-over-period. We define adjusted net loss and adjusted net loss per diluted share to exclude certain one-time costs defined in detail in the tables to follow. We define adjusted gross margin to exclude the net sales and cost of goods sold components of one-time costs defined in the tables to follow. Please be aware that adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share have limitations and should not be considered in isolation or as a substitute for gross margin, net loss, or net loss per diluted share. In addition, we may calculate and/or present adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the table that follows.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended			Nine Months Ended
		March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Net loss		$ (4,143,910)	$ (3,507,246)	$ (2,654,884)	$ (10,306,040)
Adjusted for:
Strategic organizational shifts	(a)	(135,380)	74,690	5,342	(55,348)
Product quality issue	(b)	491,861	—	(140,019)	351,842
Company-wide rebranding costs	(c)	61,451	102,355	—	163,806
Adjusted net loss		$ (3,725,978)	$ (3,330,201)	$ (2,789,561)	$ (9,845,740)
Adjusted net loss per share, diluted:		(0.40)	(0.36)	(0.30)	(1.06)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,213,723	9,284,585	9,337,789	9,279,541

(a) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(b) In the first month of the first quarter of 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier and recorded recoveries in the third quarter of 2023.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.

		Three Months Ended			Nine Months Ended
		March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
Net loss		$(14,139,402)	$ (4,904,520)	$ (5,738,209)	$(24,782,131)
Adjusted for:
Impairment of goodwill and long-lived assets	(a)	8,026,000	100,426	—	8,126,426
Strategic organizational shifts	(b)	(581,351)	(803,405)	112,974	(1,271,782)
Gain on sale of land held-for-sale	(c)	—	(573,818)	—	(573,818)
Other, net	(d)	(22,296)	—	51,400	29,104
Adjusted net loss		$ (6,717,049)	$ (6,181,317)	$ (5,573,835)	$(18,472,201)
Adjusted net loss per share, diluted:		(0.74)	(0.68)	(0.61)	(2.02)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,095,441	9,132,632	9,178,533	9,136,071

(a) Impairment charges to goodwill and long-lived intangible assets assumed in the acquisition of Picky Bars which occurred Q2 2021, in the amounts of $6.5 million and $1.5 million, respectively, and of assets held-for-sale of $0.1 million in Q2 2022.

(b) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, early termination of service contracts, and other personnel costs arising from the resignations of certain members of executive leadership.

(c) Gains on the sale of unused plots of land in Sisters, Oregon.

(d) Realized losses on the liquidation of all of the Company's available-for-sale securities included in other income in Q1 2022.  Recovery of costs incurred in connection with an insurance claim following loss of product during handling by a third party included in cost of goods sold in Q1 2022. Losses incurred on prepaid inventories which were not recoverable following the bankruptcy of the supplier in the Q3 2022.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended			Nine Months Ended
		March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Gross margin		23.1%	24.3%	31.0%	26.4%
Adjusted for:
Strategic organizational shifts	(a)	-0.2%	—	—	-0.1%
Product quality issue	(b)	4.1%	—	-1.5%	0.4%
Adjusted gross margin		27.0%	24.3%	29.5%	27.1%

(a) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, and freight costs to move inventory to third-party facilities.

(b) In the first month of the first quarter of 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We incurred costs associated with discounts for replacement orders and inventory obsolescence costs. We reached settlement with a supplier and recorded recoveries in the third quarter of 2023.

		Three Months Ended			Nine Months Ended
		March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
Gross margin		20.9%	18.2%	23.4%	20.8%
Adjusted for:
Other	(a)	-2.2%	—	—	-0.8%
Adjusted gross margin		18.7%	18.2%	23.4%	20.1%
(a) Recovery of costs incurred in connection with an insurance claim following loss of product during handling by a third party included in cost of goods sold in Q1 2022.